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                                                                   EXHIBIT 10.47

                                                         August 7, 2002
Sean F. Mack, Vice President & Controller
Viisage Technology, Inc.
30 Porter Road
Littleton, MA 01460

     Re: Severance Provisions in Connection with Employment

Dear Sean:

     This Letter Agreement sets forth certain terms relating to severance payments you shall be entitled to receive from Viisage Technology, Inc. (the "Company") in the event there is a Change of Control at the Company. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, we agree as follows:

     1. If: (a) there is a Change of Control at the Company; and (b) you experience an Adverse Change in your employment with the Company within twelve (12) months following the Change of Control, you will be entitled to six (6) months severance pay, based on your then current base salary payable in accordance with the Company's regular payroll practices, and any bonus earned up to the date of the Adverse Change. For purposes of this Letter Agreement, "Adverse Change" shall mean the termination of your employment by the Company for reasons other than for Cause or a material adverse diminution in the nature or scope of your present responsibilities, function or duties, taken as a whole. "Cause" shall mean (i) any conviction of, or pleading of nolo contendre, by you of any crime or felony; (ii) any willful misconduct by you which has a materially injurious effect on the business or reputation of the Company; or (iii) failure to consistently discharge your employment duties, which failure continues for 30 days following written notice from the Company detailing such failure. "Change of Control" means and shall be deemed to occur if any of the following occurs: (i) any Person is or becomes the beneficial owner of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding voting securities; or (ii) individuals comprising the Incumbent Board, or individuals approved by the majority of the Incumbent Board, cease for any reason to constitute at least a majority of the Board of Directors of the Company; or (iii) approval by the stockholders of the Company of a merger or consolidation of the Company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than fifty percent (50%) of the

        30 Porter Road, Littleton, Massachusetts 01460 Tel: 978-952-2200
                                Fax: 978-952-2225

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Sean F. Mack
Viisage Technology, Inc.
August 7, 2002
Page 2

          combined voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company in which no Person acquires more than fifty percent (50%) of the Company's then outstanding voting securities; or (iv) approval by the stockholders of the Company (A) a complete or substantial liquidation or dissolution of the Company, or (B) the sale or other disposition of all or substantially all of the assets of the Company. An underwritten public offering of common stock of the Company, including the completion of any sale of common stock pursuant to an underwriter's over-allotment option, and any offering to employees pursuant to a registration statement on Form S-8 or other similar offering shall not be counted toward a Change of Control for purposes of this Letter Agreement. "Incumbent Board" shall mean those individuals who comprised the Board of Directors of the Company on the date hereof; "Person" shall have the meanings used in Sections 13(d)(3) or 14(d)(2) of the Exchange Act, provided that it shall not include Denis K. Berube, Joanna T. Lau, Lau Acquisition Corp., the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any entity owned by the stockholders of Lau Acquisition Corp.

     2. No benefits other than the base pay and bonus described above are conferred hereunder.

     3. This Letter Agreement may be amended only by a written amendment signed by all of the parties hereto. This Letter Agreement shall be binding upon the parties hereto and their successors and assigns.

     Please execute this letter where indicated below to confirm your agreement to the above terms.

                                          Sincerely


                                          /s/ Milton A. Alpern
                                          -------------------------------------
                                          Milton A. Alpern,
                                          Chief Financial and Operations Officer
ACCEPTED:

/s/ Sean F. Mack
-----------------------------------------
Sean F. Mack, Vice President & Controller

Date:   8-8-02